SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2007 (May 10, 2007)

GOLDLEAF FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	000-25959 (Commission File Number)	62-1453841 (IRS Employer Identification No.)

9020 Overlook Boulevard, Third Floor, Brentwood, Tennessee 37027
(Address of principal executive offices)

615-221-8400
(Registrant's telephone number, including area code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 14, 2007, Goldleaf Financial Solutions, Inc., the registrant (“Goldleaf”), issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference. The press release describes the company’s results of operations for the three months ended March 31, 2007.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2007, Goldleaf and its Chief Executive Officer, G. Lynn Boggs, entered into an Amendment to Employment Agreement that amends certain provisions of the Employment Agreement executed by Goldleaf and Mr. Boggs on December 9, 2005. As previously disclosed in Goldleaf’s Schedule 14-A filed April 23, 2007, Mr. Boggs’ salary was increased to $533,000 and Mr. Boggs is eligible for a target bonus equal to 50% of his minimum salary in fiscal year 2007. Additionally, Goldleaf is reducing, in equal installments of $2,708.33 per month over a 24 month period, its right to receive a $65,000 country club membership deposit in the event Mr. Boggs ever ceases to be a member of that country club. Goldleaf previously paid the $65,000 deposit for Mr. Boggs’ use and benefit, and Goldleaf’s monthly reduction in the amount of $2,708.33 will be treated as compensation to Mr. Boggs. A copy of the executed Amendment to Employment Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Number	Exhibit
	10.1	Amendment to Employment Agreement dated May 10, 2007
	99.1	Press Release dated May 14, 2007

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDLEAF FINANCIAL SOLUTIONS, INC.

		By:	/s/ Michael Berman
		Name:	Michael Berman
		Title:	General Counsel and Secretary

Date:	May 15, 2007